Exhibit 10.1 (b)

SECOND AMENDMENT TO THE

FROZEN FOOD EXPRESS INDUSTRIES, INC.

1995 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

This Amendment (this “Amendment”) to the Frozen Food Express Industries, Inc. 1995 Non-Employee Director Stock Option Plan (the “Plan”) is hereby adopted by the Board of Directors of Frozen Food Express Industries, Inc., a Texas corporation (the “Company”), to be effective as of November 18, 2004.

WHEREAS, the Plan was adopted with the intent that options would be nontransferable except in the case of the optionee’s death; and

WHEREAS, the Company now desires to amend the Plan to permit optionees to make gifts of options to certain family members or to certain trusts; and

WHEREAS, the Board of Directors of the Company (the “Board”) has the power and authority to so amend the Plan pursuant to the provisions of Section 7 thereof;

NOW, THEREFORE, the Plan is hereby amended, effective as of November 18, 2004, as follows:

1. Section 6(b) of the Plan is hereby amended to read in its entirety as follows:

(b) During the lifetime of a Non-Employee Director, Options granted to such Non-Employee Director may be exercised only by such Non-Employee Director and by persons to whom transfers of the Options are expressly permitted by this Section. Except as provided in the following sentence, Options shall not be sold, pledged, assigned or transferred in any manner except by will or by the laws of descent and distribution, and any attempt to do so in violation of this prohibition, whether voluntary, involuntary, by operation of law or otherwise, shall immediately void the Option. Any Option granted on or after the effective date of the Plan shall be transferable by the Optionee by (i) a gift to a member of the Optionee’s Immediate Family or (ii) a gift to an inter vivos or testamentary trust in which members of the Optionee’s Immediate Family have a beneficial interest of more than 50% and which provides that such Option is to be transferred to the beneficiaries upon the Optionee’s death. For the purposes of the preceding sentence, “Immediate Family” shall mean any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law and shall include adoptive relationships. In the event of any transfer of an Option permitted by this Plan, the Plan and the Stock Option Agreement (except for those provisions of both that permit transfers by the Optionee) shall apply to any transferee to the same extent as to the Optionee.

IN WITNESS WHEREOF, the Company has executed this Amendment to the Frozen Food Express Industries, Inc. 1995 Non-Employee Director Stock Option Plan on the 18th day of Novmber, 2004, to be effective as of November 18, 2004.

FROZEN FOOD EXPRESS INDUSTRIES, INC.

By:_____/s/ Stoney M. Stubbs, Jr.______

Name: Stoney M. Stubbs, Jr.

Title: Chairman of the Board